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                                                                   EXHIBIT 10.29

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is entered into this 1st day of January 2001, between iExalt, Inc. a Texas corporation (the "Company"), and Russell S. Ivy (the "Employee"), and shall be effective as of the 28th day of February, 2001, or the date approved by the board of iExalt, whichever occurs first.

                                   WITNESSETH:

         WHEREAS, the Company desires to retain the services of the employee to assist in the management of the company's operations , and;

         WHEREAS, the Employee desires to assume an employment position as the Chief Operating Officer, and shall be appointed as an Executive Vice President, with the Company on the terms and conditions set forth below;

         WHEREAS, the agreements of the Company contained herein are an important aspect of employment.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       DUTIES.

         The Company hereby employs the Employee as the Chief Operating Officer located in Houston, Texas. The employee is expected to perform his primary duties in and around Houston, Texas unless otherwise instructed by the iExalt Board of Directors or CEO. The Employee will use his best efforts to promote the interests of the Company and to carry out his duties hereunder. The employee agrees, during the employment period, to devote his best efforts and skills to the business and interests of the company, and do his utmost to further enhance and develop the best interests and welfare of the Company. The Employee will dedicate his full time and attention in the performance of his duties and responsibilities.

         a. The Employee acknowledges and agrees that his services under this Agreement necessarily involve his understanding of and access to certain trade secrets and confidential information pertaining to the business of the Company and its affiliates. Accordingly, the Employee agrees that at all time after the date hereof, he will not disclose to any unauthorized third party any of the trade secrets or confidential information pertaining to the business of the company and its affiliates, and will not remove or retain, without the express written consent of the Company, except in the normal conduct of his duties, any figures, letters, papers, documents, instrument, or copies thereof, or any other confidential information of any type or description. The obligations of the Employee under this paragraph shall survive the termination of this Agreement.


         2.       COMPENSATION.

         For and in consideration of the performance of the Employee of the services, terms, conditions, covenants and promises herein recited, the Company agrees and promises to pay to the Employee at the times and in the manner herein stated, the following:

         a. Salary. As the compensation for the services to be performed by the Employee hereunder during the employment period, the Employee shall receive, as gross salary before any withholding or whatever sort, the sum of $130,000 per year, payable in the manner in which the Company's payroll is customarily handled.

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         b.       Cash Bonus.  In addition to salary, Employee may be
entitled to receive an annual cash bonus, which annual cash bonus, if any, up to a maximum amount equal to 50% of Employee's salary, shall be based upon the achievement of the performance objectives mutually agreed to, and specified herein.

         c. Stock Options. In addition to the salary and cash bonus, Employee may be entitled to receive cashless stock options for up to 75,000 shares of common stock, par value $.001, of iExalt, Inc., a Nevada Corporation, per year during the initial three-year term of this Agreement, based upon the achievement of the performance objectives agreed to with the Company.

         d. Benefits. In addition to the above, the Company shall provide the Employee with participation in any present benefits program available to all employees of the Company, such participation to be on the same basis as other employees; fifteen (15) paid vacation days annually; and reimbursement of all reasonable out-of-pocket expenses incurred by the Employee in the performance of the duties hereunder in accordance with the policies of the Company.

         e. Part time employment. It is understood that the Employee and the Company desire to begin an initial employment evaluation, and Employee desires to immediately assist the Company with fund raising, and operational evaluation responsibilities. It is expected that full time employment with iExalt shall begin on or about 3/1/01, and as interim compensation, Employee shall be paid 1,000 shares of restricted stock per day, not to exceed 500,000 shares, until such time as he is able to fulfill the full time responsibilities, or until such time as the board has approved such Employment agreement.

         3.       TERM AND TERMINATION.

         a. The term of this agreement shall be three (3) years. At any time the Company may, in its sole discretion, discharge the Employee for "cause," effective immediately upon providing the Employee with notice of his dismissal. The only occurrences which shall constitute "cause" within the meaning of this paragraph shall be the following:

         (i) the conviction of the Employee of a felony or any crime involving moral turpitude; or
         (ii) the commission of the Employee of an act of fraud or bad faith upon the Company, or
         (iii) the willful misappropriation of any funds or property of the Company by the Employee; or
         (iv) the willful, continued failure by the Employee to perform the duties or obligations under this Agreement; or
         (v) the breach of any material provisions hereof, which is not promptly cured after the Company notifies the employee of such breach, or the engagement by the Employee, without the prior written approval of the Company, in any activity which would violate the provisions of Paragraph 4 of this Agreement.
         (vi)     failure to meet agreed to performance objectives.

         b.       Employee's employment shall also terminate upon:

         (i) the death or permanent disability of the Employee; The Company has advised the Employee that it currently maintains disability insurance for its employees and during the term of this Agreement, the Company shall maintain disability insurance covering the Employee on terms and conditions no less favorable than the terms and conditions in effect at the date of this Agreement.


         (ii)     the voluntary resignation of the Employee.

         c. The Company may, in its sole discretion, terminate the Employee without "cause," which term is defined in paragraph 3(a) hereof.

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         d.       If the employment period is terminated pursuant to
paragraph 3(a) or 3(b), then the Company will have no obligation to pay any amount to the employee other amounts earned or accrued pursuant to the salary provisions above.

         e. If this Agreement is terminated pursuant to paragraph 3(c), then the Company shall pay the Employee all amounts earned or accrued pursuant to the provisions of paragraphs 2(a) and 2(d) hereof, but which have not yet been paid as of the date of the termination of the Employee. In addition, the Company shall until three (3) months following the termination, pay the amount of salary that would be payable pursuant to paragraph 2(a) if Employee's employment had not been terminated.

         f. Unless otherwise terminated, this Agreement shall expire in three years.

         4.       COVENANTS NOT TO COMPETE.

         a. In consideration of the Company's agreement to enter into this Agreement and to provide Employee with access during the course of his employment to certain confidential information of the Company and its Affiliates, for the period commencing on the date hereof and expiring on the first anniversary date of the termination of Employee's employment with the Company, neither the Employee nor any of his Affiliates (defined below) shall, directly or indirectly, for himself or on behalf of any other person, corporation, firm, partnership, association or any other entity (i) engage or participate in any "Competing Business" anywhere in the United States, (ii) induce any customers of the Company or its Affiliates to patronize any Competing Business; (iii) canvass, solicit or accept any Competing Business from any customer of the Company or its Affiliates unless directed to do so by the Company; (iv) request or advise any customers of the Company or its Affiliates to withdraw, curtail or cancel such customer's business with respect to any Competing Business; (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of the Company or its Affiliates; or (vi) induce or attempt to influence any employee of the Company or any of its Affiliates to terminate his/her employment or to hire any such employee, whether or not so induced or influence.

         5.       MISCELLANEOUS.

         a. The undersigned parties to this Agreement warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacities herein stated.

         b. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition of for the future, or of any subsequent breach thereof, or of any other term and condition of this Agreement.

         c. This Agreement constitutes the entire agreement between the parties respecting the services of the Employee, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to such employment relationship except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the undersigned parties.

         d. Any notice, request, demand or other communication permitted to be given hereunder shall be in writing to the address set forth by the signature of the parties below, and shall be deemed to be duly given when personally delivered to an employment officer of the company or to the Employee, as the case may be, or when deposited in the United States mails, by certified or registered mail, return receipt requested, portage prepaid. Either party may change by notice the address to which notices are to be sent.

         e. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, county of Harris.

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         f.       If any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein, such provision to remain in full force and effect.

         g. THIS AGREEMENT IS PERSONAL TO THE EMPLOYEE, AND THE EMPLOYEE MAY NOT ASSIGN, TRANSFER IN ANY WAY OR DELEGATE ANY OF THE RIGHTS OR OBLIGATIONS HEREUNDER.

         h. Any dispute arising from this agreement shall be governed in accordance with the RULES OF PROCEDURE FOR CHRISTIAN CONCILIATION of the Institute for Christian Conciliation (Peacemaker Ministries) for any and all disputes concerning or arising from or under this agreement. Both parties realize that arbitration will be the exclusive remedy for potential disputes and may not later litigate these or any other related matters in civil court.

         i. The Company shall, to the maximum extent permitted by law, indemnify and hold the Employee harmless against, including reasonable attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Employee's employment by the Company, except fraud, or willful misconduct. The Company shall advance to the Employee any expense incurred in defending any such proceeding to the maximum extent permitted by law. Furthermore, the Company shall maintain adequate D & O coverage, and such coverage shall be deemed as the primary source of protection for any and all claims arising from actions of the Employee.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.



IEXALT, INC., the "COMPANY"



By    /s/ Donald Sapaugh
   ---------------------------------
      Donald Sapaugh, Chairman, CEO

RUSSELL S. IVY "Employee"



By   /s/ Russell Ivy
   ---------------------------------
         Individually






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